EXHIBIT 10.28
UNANIMOUS WRITTEN CONSENT OF THE
BOARD OF DIRECTORS
OF
NEWELL OPERATING COMPANY

APPROVAL OF RETIREMENT PLAN AMENDMENTS

THE UNDERSIGNED, being the duly elected members of the Board of Directors (the “Board”) of Newell Operating Company (“NOC”), a Delaware corporation, DO HEREBY CONSENT to the adoption of the following recitals and resolutions, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware:

NEWELL BRANDS EMPLOYEE SAVINGS PLAN

WHEREAS, NOC sponsors and maintains the Newell Brands Employee Savings Plan (the “Plan”), as amended and restated effective as of January 1, 2018, which has been most recently amended by the Fourth Amendment effective December 31, 2022, for the exclusive benefit of eligible employees of NOC and its participating affiliates; and

WHEREAS, pursuant to Section 14.1, the Plan may be amended by resolution or written instrument approved by the Board; and

WHEREAS, NOC wishes to amend the Plan to reflect the requirements applicable to the Plan under the Setting Every Community Up for Retirement Enhancement Act of 2019 (the “SECURE Act”) and the SECURE 2.0 Act of 2022 (the “SECURE 2.0 Act”). no later than the deadline for such adoption as established by the Internal Revenue Service in the implementing rulings thereunder, which deadline unless further extended is December 31, 2025 (the “Plan Deadline”); and

WHEREAS, NOC wishes to amend the Plan to elect to provide safe harbor matching contributions for those employees who become eligible to participate in the Plan’s qualified cash or deferred arrangement solely as a result of the long-term, part-time employee eligibility requirements of Section 112 of the SECURE Act and Sections 125 and 401 of the SECURE 2.0 Act and as further defined in Proposed Treasury Regulation Section 1.401(k)-5(b)(1)(i) (the “Long-Term, Part-Time Employees”); and
WHEREAS, NOC wishes to amend the Plan to (i) limit the number of hardship distributions available to Participants to one hardship withdrawal per calendar quarter and (ii) require a minimum of $1,000 per hardship withdrawal; and

WHEREAS, NOC wishes to provide authority to the Newell Operating Company U.S. Benefits Administration Committee (the “BAC”) or any member thereof to implement and execute the formal written document or documents, including a restatement of the Plan, to (i) memorialize the adoption of the matching contribution and hardship withdrawal amendments described above; and (ii) to amend the Plan to reflect the legal requirements applicable to the Plan under the SECURE Act and the SECURE 2.0 Act or any other legal and regulatory guidelines the BAC deems necessary or appropriate to adopt on or before the Plan Deadline;

NOW, THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective as of January 1, 2024, without the need of any further action and notwithstanding anything in the Plan to the contrary, to provide for Matching Contributions as defined in Section 1.35 of the Plan to Long-Term, Part-Time Employees under the terms and conditions of Section 4.1 of the Plan and such other reasonable terms and conditions as may be necessary or appropriate in the discretion of the BAC to ensure the Plan maintains (i) safe harbor status as a result of this amendment and (ii) the nondiscrimination testing and other relief provided under the SECURE Act and the SECURE 2.0 Act relating to the inclusion of the Long-Term, Part-Time Employees and NOC’s election to extend Matching Contributions thereto; and be it further

RESOLVED, that the Plan is hereby amended effective as of January 1, 2024, without the need of any further action and notwithstanding anything in the Plan to the contrary, to limit the number of hardship withdrawals the BAC may direct the Trustee to make pursuant to Section 10.1 of the Plan to no more than one distribution per calendar quarter and for a minimum of $1,000 per withdrawal to a Participant on account of a hardship; and be it further

RESOLVED, that effective as of the date hereof NOC hereby ratifies and affirms the authority of and further directs the BAC or any member thereof on behalf of the Board to prepare the formal written document or documents, including a restatement of the Plan, to (i) memorialize the amendments for the safe harbor matching contribution eligibility for the Long-Term, Part-Time Employees and hardship restrictions adopted herein, and (ii) to amend the Plan to reflect the legal requirements applicable to the Plan under the SECURE Act and the SECURE 2.0 Act or any other legal and regulatory guidelines the BAC deems necessary or appropriate to adopt on or before the Plan Deadline; and be it finally

RESOLVED, that effective as of the date hereof the BAC and each member thereof are hereby authorized and directed, in the name and on behalf of NOC, to do and perform all such further acts and things, to execute and/or deliver, and, wherever necessary or appropriate, file with the appropriate governmental authorities, all such agreements, documents, instruments, trust agreements and other papers, and to make all such payments, and to pay all such taxes and assessments, as any one or more of them, in their sole discretions, shall approve or deem to be necessary or appropriate in order to carry out, comply with and effectuate the foregoing resolutions, the taking of such actions to be conclusive evidence of the necessity or appropriateness thereof.
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This document may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts together, shall constitute one and the same instrument.

Dated this 29th day of December, 2023

/s/ Bradford R. Turner                    /s/ Raj B. Dave
______________________________            ______________________________
Bradford R. Turner                    Raj B. Dave

/s/ Shay Zeemer
______________________________
Shay Zeemer
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